NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2012

CHICAGO – January 24, 2013 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the fourth quarter and full year 2012. In late March 2012, the Company announced that its General Insurance Group's Consumer Credit Indemnity (CCI) division would be combined with its Mortgage Guaranty (MI) business in a renamed Republic Financial Indemnity Group, Inc. ("RFIG") run-off segment. The two operations, which offer similar insurance coverages, have been in run-off operating mode since 2008 (CCI) and August 2011 (MI), and are inactive from new business production standpoints.

The combination affects the manner in which segmented information is now presented. The operating results of the combined coverages are therefore shown as a single run-off book of business within ORI’s consolidated operations. Prior periods’ segmented information for the general insurance and RFIG run-off business segments has therefore been reclassified to provide necessary consistency in period-to-period comparisons.

Financial Highlights (*)
	Quarters Ended December 31,			Years Ended December 31,
	2012	2011	Change	2012	2011	Change
Operating Revenues:
Excluding run-off business	$1,181.6	$1,044.9	13.1%	$4,474.9	$3,965.3	12.9%
RFIG run-off business	97.4	134.9	-27.8	447.3	564.6	-20.8
Total	$1,279.0	$1,179.8	8.4%	$4,922.2	$4,529.9	8.7%
Net Operating Income (Loss):
Excluding run-off business	$57.6	$82.1	-29.8%	$231.0	$257.5	-10.3%
RFIG run-off business	(80.6)	(109.8)	26.5	(330.8)	(476.1)	30.5
Total	$(23.0)	$(27.7)	16.9%	$(99.7)	$(218.5)	54.3%
Net Income (Loss):
Excluding run-off business	$60.1	$118.5	-49.3%	$253.1	$280.5	-9.8%
RFIG run-off business	(80.4)	(63.2)	-27.1	(321.8)	(421.1)	23.6
Total	$(20.2)	$55.2	-136.6%	$(68.6)	$(140.5)	51.1%
Diluted Earnings Per Share:
Net Operating Income (Loss)
Excluding run-off business	$0.23	$0.32	-28.1%	$0.90	$1.01	-10.9%
RFIG run-off business	(0.32)	(0.43)	25.6	(1.29)	(1.87)	31.0
Total	$(0.09)	$(0.11)	18.2%	$(0.39)	$(0.86)	54.7%
Net Income (Loss)
Excluding run-off business	$0.23	$0.47	-51.1%	$0.99	$1.10	-10.0%
RFIG run-off business	(0.31)	(0.25)	-24.0	(1.26)	(1.65)	23.6
Total	$(0.08)	$0.22	-136.4%	$(0.27)	$(0.55)	50.9%

Cash Dividends Per Share	$0.1775	$0.1750	1.4%	$0.7100	$0.7000	1.4%
Ending Book Value Per Share				$14.03	$14.76	-4.9%

(*) Unaudited; All amounts in this report are in millions except per share data and percentages.

Full year and fourth quarter 2012 operating results benefited from substantial improvements in title insurance and much reduced losses in the combined mortgage guaranty ("MI") and consumer credit indemnity ("CCI") run-off books of business. For both the latest quarter and year, however, general insurance profits dropped measurably as an increase in claim costs, mostly for the workers' compensation coverage, hindered profitability in Old Republic’s largest segment.

Old Republic International Corporation

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Operating revenues:
General insurance	$686.8	$647.6	$2,699.4	$2,488.6
Title insurance	478.6	379.4	1,707.1	1,391.8
Corporate and other	16.0	17.8	68.3	84.8
Subtotal	1,181.6	1,044.9	4,474.9	3,965.3
RFIG run-off business	97.4	134.9	447.3	564.6
Total	$1,279.0	$1,179.8	$4,922.2	$4,529.9
Pretax operating income (loss):
General insurance	$60.5	$105.8	$261.0	$353.9
Title insurance	20.2	18.3	73.8	36.2
Corporate and other	2.6	(3.5)	(2.7)	(14.6)
Subtotal	83.3	120.6	332.1	375.5
RFIG run-off business	(124.0)	(169.0)	(508.6)	(727.8)
Total	(40.7)	(48.3)	(176.4)	(352.2)
Realized investment gains (losses):
From sales	4.4	127.6	48.1	165.8
From impairments	(0.2)	-	(0.2)	(50.2)
Net realized investment gains (losses)	4.2	127.6	47.8	115.5
Consolidated pretax income (loss)	(36.4)	79.2	(128.5)	(236.7)
Income taxes (credits)	(16.2)	24.0	(59.8)	(96.1)
Net income (loss)	$(20.2)	$55.2	$(68.6)	$(140.5)

Consolidated underwriting ratio:
Including RFIG run-off business:
Benefits and claim ratio	59.2%	65.0%	61.9%	68.3%
Expense ratio	50.8	46.4	48.5	47.5
Composite ratio	110.0%	111.4%	110.4%	115.8%

Excluding RFIG run-off business:
Benefits and claim ratio	44.5%	43.6%	45.7%	45.2%
Expense ratio	54.1	50.2	52.4	51.2
Composite ratio	98.6%	93.8%	98.1%	96.4%

Diluted earnings per share:
Net operating income (loss)	$(0.09)	$(0.11)	$(0.39)	$(0.86)
Net realized investment gains (losses)	0.01	0.33	0.12	0.31
Net income (loss)	$(0.08)	$0.22	$(0.27)	$(0.55)

Cash dividends paid per share	$0.1775	$0.1750	$0.7100	$0.7000

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.17	$0.28	$0.72	$0.95
Title insurance	0.05	0.05	0.18	0.10
Corporate and other	0.01	(0.01)	-	(0.04)
Subtotal	0.23	0.32	0.90	1.01
RFIG run-off business	(0.32)	(0.43)	(1.29)	(1.87)
Total	(0.09)	(0.11)	(0.39)	(0.86)
Net realized investment gains (losses)	0.01	0.33	0.12	0.31
Net income (loss)	$(0.08)	$0.22	$(0.27)	$(0.55)

The preceding tables show operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period.

Old Republic International Corporation

Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability. The composition of realized gains or losses follows:

	Quarters Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$(154.7)	$(2.0)	$(154.7)
Accounting adjustment for impairment
charges taken in prior periods	-	157.1	7.5	157.5
Net amount included herein	-	2.3	5.4	2.8
Net realized gains from sales of all other securities	4.4	125.3	42.5	163.0
Net gain (loss) from actual sales	4.4	127.6	48.1	165.8
Net realized losses from impairments	(0.2)	-	(0.2)	(50.2)
Net realized investment gains (losses) reported herein	$4.2	$127.6	$47.8	$115.5

General Insurance Results – Operating earnings, with and without the CCI run-off business were lower in the latest quarter and for 2012 as a whole. Key indicators of year-over-year performance are shown in the following table:

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2012	2011	Change	2012	2011	Change
A. Prior to reclassification/ Including CCI run-off business:
Net premiums earned	$604.9	$566.2	6.8%	$2,366.9	$2,167.7	9.2%
Net investment income	66.4	68.3	-2.7	265.0	270.5	-2.0
Benefits and claim costs	454.7	390.8	16.3	1,808.9	1,562.9	15.7
Pretax operating income (loss)	$51.8	$100.0	-48.2%	$186.0	$304.3	-38.9%

Claim ratio	75.2%	69.0%	76.4%	72.1%
Expense ratio	26.0	24.0	25.5	24.8
Composite ratio	101.2%	93.0%	101.9%	96.9%

B. All CCI run-off business reclassification(*):
Net premiums earned	$9.4	$14.1	-33.0%	$42.4	$58.3	-27.1%
Net investment income	-	-	-	0.1	-	N/M
Benefits and claim costs	16.3	18.6	-12.6	112.8	102.9	9.7
Pretax operating income (loss)	$(8.6)	$(5.7)	-50.5%	$(74.9)	$(49.6)	-51.0%

Claim ratio	172.5%	132.3%	265.7%	176.5%
Expense ratio	19.6	8.5	11.0	8.7
Composite ratio	192.1%	140.8%	276.7%	185.2%

C. After reclassification/ Total Excluding all
CCI run-off business:
Net premiums earned	$595.4	$552.1	7.9%	$2,324.4	$2,109.4	10.2%
Net investment income	66.4	68.3	-2.8	264.9	270.5	-2.1
Benefits and claim costs	438.4	372.1	17.8	1,696.0	1,460.0	16.2
Pretax operating income (loss)	$60.5	$105.8	-42.8%	$261.0	$353.9	-26.3%

Claim ratio	73.6%	67.4%	73.0%	69.2%
Expense ratio	26.1	24.3	25.7	25.2
Composite ratio	99.7%	91.7%	98.7%	94.4%
__________________

(*) In connection with the previously noted MI / CCI combination, $6.6 and $70.9 of pretax operating losses for the fourth quarter and full year 2012, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that table (B) above incorporates 100% of the CCI run-off business results.

Old Republic International Corporation

Favorable premium trends for workers' compensation and liability insurance lines within Old Republic's construction, trucking, and large account risk management business were mainly responsible for premium growth throughout 2012. Moderate rate improvements garnered in the past twenty-four months or so, and the strengthening though slow pace of U.S. economic activity were major underlying factors in this regard.

As in other segments of Old Republic’s business, general insurance net investment income reflected slight downtrends. While operating cash flow has remained positive and additive to the invested asset base, market yields on quality securities to which investments and reinvestments of funds are committed remained in a weakened state.

As indicated in section (C) of the above table, the general insurance composite underwriting ratio for 2012 and the year’s final quarter was up by single digits when compared with 2011. Higher loss costs for the aggregated commercial automobile (trucking), general liability, and workers' compensation coverages were most responsible for this uptrend, though workers' compensation produced the greatest adverse impact. The general expense ratio was affected negatively by approximately 1.1 and 1.6 percentage points in the final quarter and for all of 2012, respectively, for charges related to previously deferred policy acquisition costs no longer amortizable. These charges arose from new Financial Accounting Standards Board guidance that took effect on January 1, 2012.

Title Insurance Results – Old Republic's title insurance business registered consistently positive operating momentum during 2012. Key performance indicators are shown below:

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2012	2011	Change	2012	2011	Change
Net premiums and fees earned	$471.1	$372.1	26.6%	$1,677.4	$1,362.4	23.1%
Net investment income	6.9	6.9	-0.7	27.3	27.3	-0.1
Claim costs	32.9	28.9	13.7	120.8	105.7	14.3
Pretax operating income (loss)	$20.2	$18.3	9.9%	$73.8	$36.2	103.9%

Claim ratio	7.0%	7.8%	7.2%	7.8%
Expense ratio	89.8	88.8	89.6	91.2
Composite ratio	96.8%	96.6%	96.8%	99.0%

Growth in title insurance premiums and fees benefited from a combination of factors. Key among these were market share gains emanating from title industry dislocations and consolidation during the past four years or so, and greater levels of mortgage refinancing activity in more recent quarters. Claim ratios for 2012 were moderately lower in relation to 2011 as frequency and severity trends abated somewhat. Year-over-year expense ratio comparisons benefited from continued rationalization of an expense structure more accommodative of current and future growth prospects.

Old Republic International Corporation

RFIG Run-off Business Results – The table below reflects RFIG's comparative results before and after the previously noted combination of mortgage guaranty and consumer credit indemnity run-off coverages:

	RFIG Run-off Business
	Quarters Ended December 31,			Years Ended December 31,
	2012	2011	Change	2012	2011	Change
A. Prior to reclassification/
Excluding CCI run-off business:
Net premiums earned	$79.7	$108.7	-26.6%	$368.0	$444.9	-17.3%
Net investment income	8.0	11.5	-29.8	36.2	59.2	-38.9
Claim costs	195.7	262.4	-25.4	797.5	1,057.1	-24.6
Pretax operating income (loss)	$(115.4)	$(163.2)	29.3%	$(433.6)	$(678.1)	36.1%

Claim ratio	245.3%	241.3%	216.7%	237.6%
Expense ratio	9.4	17.5	10.4	23.9
Composite ratio	254.7%	258.8%	227.1%	261.5%

B. CCI run-off business reclassification(*):
Net premiums earned	$9.4	$14.1	-33.0%	$42.4	$58.3	-27.1%
Net investment income	-	-	-	0.1	-	N/M
Claim costs	16.3	18.6	-12.6	112.8	102.9	9.7
Pretax operating income (loss)	$(8.6)	$(5.7)	-50.5%	$(74.9)	$(49.6)	-51.0%

Claim ratio	172.5%	132.3%	265.7%	176.5%
Expense ratio	19.6	8.5	11.0	8.7
Composite ratio	192.1%	140.8%	276.7%	185.2%

C. After reclassification/Total
RFIG run-off MI and CCI business:
Net premiums earned	$89.2	$122.9	-27.4%	$410.5	$503.2	-18.4%
Net investment income	8.1	11.5	-29.4	36.3	59.3	-38.7
Claim costs	212.0	281.1	-24.6	910.4	1,160.1	-21.5
Pretax operating income (loss)	$(124.0)	$(169.0)	26.6%	$(508.6)	$(727.8)	30.1%

Claim ratio	237.5%	228.7%	221.8%	230.5%
Expense ratio	10.5	16.5	10.4	22.1
Composite ratio	248.0%	245.2%	232.2%	252.6%
__________________

(*) In connection with the previously noted MI / CCI combination, $6.6 and $70.9 of pretax operating losses for the fourth quarter and full year 2012, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that table (B) above incorporates 100% of the CCI run-off business results.

Mortgage guaranty earned premiums continued to decline throughout 2012. The gradual depletion of a book of business in run-off operating mode, together with premium refunds related to claim rescission activity and the termination of new business production since August, 2011 were major factors leading to the decline.

Net investment income fell as a consequence of a lower invested asset base eroded by declining premium volumes and ongoing claim disbursements, and a pervasively low yield environment for the investment portfolio.

2012 MI claim costs were lower as a continuing downtrend in newly reported cases, relatively stable cure rates, and lower paid claim levels more than offset reduced provisions for claim rescissions or denials, and assumptions of greater defaults headed to foreclosure. Lower operating expenses for 2012 reflect ongoing cost reductions geared to a run-off operating mode.

Table (B) above shows 100% of CCI results fully reclassified for segment reporting purposes. 2012 operating performance for this coverage was impacted by much greater claim costs. These were driven by higher estimates of continuing claim litigation expenses, most of which were posted in the year’s second quarter, and reduced expectations of salvage recoveries on cumulative claims incurred to date.

Old Republic International Corporation

As reported in earlier periods, the Company’s flagship mortgage guaranty insurance carrier, Republic Mortgage Insurance Company ("RMIC"), had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009. This waiver expired on August 31, 2011 and, as a consequence, the underwriting of new policies ceased and the existing book of business was placed in run-off operating mode.

During 2012 the North Carolina Department of Insurance ("NCDOI") issued several orders the ultimate effects of which were:
● To place RMIC and its affiliate, Republic Mortgage Insurance Company of North Carolina ("RMICNC") under NCDOI supervision;

● To approve a Corrective Plan submitted by RMIC pursuant to which all settled claims are to be paid in cash for 60% of the settled amount, with the remaining 40% retained in claim reserves as a Deferred Payment Obligation ("DPO") until a future payment of all or a portion of this 40% is approved by the NCDOI; and

● To execute the DPO-based run-off plan under Old Republic’s ownership and NCDOI supervision of RMIC and RMICNC to effect a most economically sound realization of ultimate benefits to policyholders during a sufficiently long future period.

RMIC’s evaluation of the potential long-term performance of the run-off book of business is based on various modeling techniques. Of necessity the resulting models take into account actual premium and paid claim experience of prior periods, together with a large number of assumptions and judgments about future outcomes that are highly sensitive to a wide range of estimates. Many of these estimates and underlying assumptions relate to matters over which the Company has no control, including:  1) The conflicted interests, as well as the varying mortgage servicing and foreclosure practices of a large number of insured lending institutions; 2) General economic and industry-specific trends and events; and 3) The evolving or future social and economic policies of the U.S. Government vis-à-vis such critical sectors as the banking, mortgage lending, and housing industries, as well as its policies for resolving the insolvencies and assigning a possible future role to Fannie Mae and Freddie Mac. These matters notwithstanding, RMIC’s ten year standard model of forecasted results extending through 2022 continues to reflect ultimate profitability for the book of business. Accordingly, the establishment of a premium deficiency reserve as of December 31, 2012 is unwarranted.

The indicated positive outcome of the ten year standard model notwithstanding, it is more likely than not that MI operating results for 2013 and 2014 will be negative. As long as the run-off under NCDOI supervision remains in place, however, the statutory DPO accounting treatment should mitigate the adverse effect of operating losses on the statutory capital balance. In these circumstances, RMIC’s and RMICNC’s statutory solvency would be retained and the risk of a regulatory receivership action would be averted. In management’s opinion, the DPO Plan under NCDOI supervision should be continued for a sufficiently long period of time to achieve the objectives contemplated by the above referenced NCDOI orders.

In light of all the above, the mortgage guaranty run-off will devolve within constraints of Old Republic’s currently committed capital resources. As of December 31, 2012, the total statutory capital, inclusive of accumulated DPO reserve funds of $299.5 held in RFIG’s mortgage insurance subsidiaries was approximately $132.8. As of the same date, RFIG’s consolidated GAAP capitalization amounted to ($56.6) (or a negative capital contribution of approximately 22 cents per Old Republic common share). Based on the above-noted loss expectations for 2013 and 2014 it is most likely that the RFIG consolidated GAAP capital account will reflect a continuing and increasingly negative balance. Moreover, Old Republic will be required to recognize RFIG’s continuing net losses in its consolidated GAAP financial statements. This GAAP financial reporting treatment will not, however, diminish the Old Republic shareholders’ real economic interests in the overall enterprise. Nor will this treatment affect the liquidity of the Old Republic parent holding company or that of its separately capitalized and organized insurance companies and their individual abilities to meet their respective obligations.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's operations stem from volatility inherent to the small scale of the life and accident insurance business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing agreements. Corporate expenses since last year's second quarter benefited from lower interest charges following the repayment of high cost convertible debt of $316 million in May of 2012. The combination of these various operating elements is shown in the following table:

	Corporate and Other Operations
	Quarters Ended December 31,			Years Ended December 31,
	2012	2011	Change	2012	2011	Change
Life & accident premiums earned	$13.5	$14.9	-9.0%	$58.6	$74.9	-21.8%
Net investment income	2.1	2.2	-6.4	7.9	7.4	6.6
Other income	0.3	0.5	-43.7	1.8	2.4	-27.0
Benefits and claim costs	9.0	8.5	5.7	38.3	38.5	-0.6
Insurance expenses	6.6	7.1	-7.2	26.8	39.4	-32.0
Corporate and other expenses-net	(2.2)	5.6	-140.0	6.0	21.5	-72.1
Pretax operating income (loss)	$2.6	$(3.5)	174.7%	$(2.7)	$(14.6)	75.1%

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
		December 31,
		2012	2011	Change
Cash and invested assets:	Fair value basis	$10,800.6	$10,685.2	1.1%
	Original cost basis	$10,071.4	$10,081.8	-0.1%

Shareholders' equity:	Total	$3,596.2	$3,772.5	-4.7%
	Per common share	$14.03	$14.76	-4.9%

Composition of shareholders' equity per share:
Equity before items below		$12.15	$13.13	-7.5%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.88	1.63
Total		$14.03	$14.76	-4.9%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.25
RFIG run-off segment		(0.22)
Total		$14.03

Consolidated cash flow from operating activities was positive at $532.0 for the year ended December 31, 2012 compared to a deficit of $94.9 sustained in 2011.

The consolidated investment portfolio reflects a current allocation of approximately 93 percent to fixed-maturity securities and short-term investments, and 7 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As the next table shows, substantially all changes in the shareholders' equity account reflect the Company's net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

Old Republic International Corporation

	Shareholders' Equity Per Share
	December 31,
	2012	2011	2010
Beginning balance	$14.76	$16.16	$16.49
Changes in shareholders' equity:
Net operating income (loss)	(.39)	(.86)	(.16)
Net realized investment gains (losses):
From sales	.12	.44	.29
From impairments	-	(.13)	-
Subtotal	.12	.31	.29
Net unrealized investment gains (losses)	.29	.03	.40
Total realized and unrealized investment gains (losses)	.41	.34	.69
Cash dividends	(.71)	(.70)	(.69)
Stock issuance, foreign exchange, and other transactions	(.04)	(.18)	(.17)
Net change	(.73)	(1.40)	(.33)
Ending balance	$14.03	$14.76	$16.16

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter and full year 2012 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-539-3678.

Interested parties may also listen to a replay of the call through January 31, 2013 by dialing 877-870-5176, passcode 4869305, or by accessing it on Old Republic International's website through February 24, 2013.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.22 billion and common shareholders' equity of $3.59 billion, or $14.03 per share. Its current stock market valuation is approximately $3.0 billion, or $11.66 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2012, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.0 percent per share, and the regular cash dividend has grown at a 9.8 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 94 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		December 31,
	SUMMARY BALANCE SHEETS:	2012	2011
	Assets:
	Cash and fixed maturity securities	$9,932.4	$9,962.5
	Equity securities	739.7	580.8
	Other invested assets	128.4	141.7
	Cash and invested assets	10,800.6	10,685.2
	Accounts and premiums receivable	1,134.7	1,039.0
Federal income tax recoverable:	Current	71.9	73.5
	Deferred	148.1	116.7
	Reinsurance balances recoverable	3,237.1	3,243.9
	Sundry assets	834.1	891.9
	Total	$16,226.8	$16,050.4
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,566.3	$1,461.9
	Benefit and claim reserves	9,303.3	8,786.6
	Debt	572.9	912.8
	Sundry liabilities	1,188.0	1,116.3
	Shareholders' equity	3,596.2	3,772.5
	Total	$16,226.8	$16,050.4

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2012	2011	2012	2011
	Net premiums and fees earned	$1,169.5	$1,062.0	$4,471.0	$4,050.1
	Net investment income	83.6	89.1	336.5	364.6
	Other income	25.8	28.6	114.5	115.2
	Net realized investment gains (losses)	4.2	127.6	47.8	115.5
	Total revenues	1,283.2	1,307.4	4,970.1	4,645.5
	Benefits and claims	692.4	690.8	2,765.3	2,764.3
	Sales and other expenses	627.3	537.3	2,333.3	2,117.8
	Total expenses	1,319.7	1,228.1	5,098.7	4,882.2
	Pretax income (loss)	(36.4)	79.2	(128.5)	(236.7)
	Income taxes (credits)	(16.2)	24.0	(59.8)	(96.1)
	Net income (loss)	$(20.2)	$55.2	$(68.6)	$(140.5)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.08)	$.22	$(.27)	$(.55)
	Diluted	$(.08)	$.22	$(.27)	$(.55)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.09)	$(.11)	$(.39)	$(.86)
	Realized investment gains (losses)	.01	.33	.12	.31
	Basic net income (loss)	$(.08)	$.22	$(.27)	$(.55)
	Diluted, net operating income (loss)	$(.09)	$(.11)	$(.39)	$(.86)
	Realized investment gains (losses)	.01	.33	.12	.31
	Diluted net income (loss)	$(.08)	$.22	$(.27)	$(.55)
	Cash dividends on common stock	$.1775	$.1750	$.7100	$.7000
	Book value per share			$14.03	$14.76
	Common shares outstanding:
	Average basic	256,086,431	255,292,231	255,812,888	255,045,210
	Average diluted	256,086,431	255,597,983	255,812,888	255,045,210
	Actual, end of period			256,392,462	255,681,677

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(20.2)	$55.2	$(68.6)	$(140.5)
	Post-tax net unrealized gains (losses)	(10.8)	(31.7)	73.8	7.5
	Other adjustments	(19.1)	(39.1)	(8.2)	(50.6)
	Net adjustments	(29.9)	(70.9)	65.6	(43.0)
	Comprehensive income (loss)	$(50.2)	$(15.6)	$(3.0)	$(183.5)

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2011 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com